UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2012

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 11, 2012, Integra LifeSciences Holdings Corporation (the “Company”) entered into a first amendment (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated as of June 8, 2011 (the “Credit Agreement”) among the Company, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank, NA, Royal Bank of Canada, Wells Fargo Bank, N.A., Fifth Third Bank, DNB Nor Bank ASA and TD Bank, N.A., as Co-Documentation Agents.

The Amendment modified certain financial and negative covenants. In particular, when calculating Consolidated EBITDA (as defined) for any period, the Amendment permits the addition to Consolidated Net Income (as defined) for such period, to the extent deducted in the calculation of Consolidated Net Income, of (i) cash expenses representing enterprise resource planning implementation costs for such period, not to exceed (A) an aggregate amount of $15,000,000 during the fiscal year ending December 31, 2012, (B) an aggregate amount of $15,000,000 during the fiscal year ending December 31, 2013, (C) an aggregate amount of $3,000,000 during the fiscal year ending December 31, 2014 or (D) zero for any fiscal year thereafter; (ii) with respect to the fiscal year 2012 only, cash expenses directly related to the remediation, unplanned idle time and underutilization of a Company manufacturing facility in Plainsboro, New Jersey not to exceed $6,000,000 in the aggregate, and (iii) with respect to the fiscal year ending December 31, 2012 only, cash expenses directly related to the buyout of pension liabilities not to exceed $6,100,000 in the aggregate.

Pursuant to the Credit Agreement, Consolidated EBITDA is used, among other things, to determine various negative covenants relating to a leverage ratio, a fixed charge coverage ratio and a pricing ratio definition that impacts the applicable interest rate.

In addition, the Amendment provides that the Company shall not permit the Maximum Consolidated Total Leverage Ratio (as defined) during any consecutive four quarter period to be greater than 3.75 to 1.00 during any such period ending on December 31, 2013 (instead of March 31, 2012).

The effect of the Amendment is to increase the ability of the Company to borrow under the Credit Agreement during the affected periods.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

4.1	First Amendment, dated as of May 11, 2012, among Integra lifeSciences Holdings Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank, NA, Royal Bank of Canada, Wells Fargo Bank, NA, Fifth Third Bank, DNB Nor Bank ASA and TD Bank, N.A., as Co-Documentation Agents

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

May 14, 2012	By:	/s/ Peter J. Arduini

Name: Peter J. Arduini
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.1	First Amendment, dated as of May 11, 2012, among Integra lifeSciences Holdings Corporation, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and HSBC Bank, NA, Royal Bank of Canada, Wells Fargo Bank, NA, Fifth Third Bank, DNB Nor Bank ASA and TD Bank, N.A., as Co-Documentation Agents